Exhibit 99.1

Neonode Reports Third Quarter Ended September 30, 2018 Financial Results

STOCKHOLM, SWEDEN – November 8, 2018 – Neonode Inc. (NASDAQ: NEON), the optical interactive sensing technology company, today reported financial results for the three and nine months ended September 30, 2018.

Third Quarter 2018 Business Metrics

●	Revenue was $1.9 million, a decrease of 17% compared to prior year

●	Operating expenses reduced to $2.5 million compared to $3.6 million for prior year

●	Net loss of $0.8 million, or $0.14 per share compared to $1.1 million, or $0.20 per share for prior year

●	Cash used by operations of $0.8 million compared to $1.7 million in prior year

●	Engaged in OEM development projects and delivering pre-production sensor modules for:

●	Automotive tailgate and door collision systems

●	Automotive display for next gen taxi meter system

●	Aeronautical instrumentation displays

●	Medical device display for imaging system

●	Retail store smart surfaces touch and gesture control systems

“Our primary focus is to grow our customer base and total revenue from a combination of license agreements and sale of sensor modules. During the third quarter we have actively engaged with numerous companies supporting them to identify specific use cases that require touch interaction, mid-air interaction or object sensing solutions. Our mission is to help OEMs to unlock growth by fueling innovation and driving differentiation from their peers. We see an acceleration of technology evaluation activities from companies who are seeking solutions to satisfy design requirements for new systems and products. We are now providing technical support, design samples and prototypes to companies in numerous segments including automotive, medical, consumer electronics, white goods, aeronautics and smart surfaces for retail stores,” said Hakan Persson, CEO of Neonode.

“I am pleased to report that we are making progress with both existing and new customers and that the pace of activities is accelerating. In sensor modules, we see new customers starting to move to the production stage, while license customers are designing new modules with release dates over the next 12 to 24 months. I am confident that we will grow both our licensing business and execute on our strategic plan to add B2B sensor module sales,” concluded Mr. Persson.

Conference Call Information

The Company will host a conference call Thursday November 8, 2018 at 10AM Eastern Standard Time (EST)/4PM Central European Time (CET) featuring remarks by, and Q&A with, Hakan Persson, CEO, Lars Lindqvist, CFO and David Brunton, Head of Investor Relations.

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic) or +1 (678) 607-2005 (international). To access the call all participants must use the following Conference ID: #3168756. Please make sure to call at least five minutes before the scheduled start time.

To register for the call, and listen online, please click:

https://event.on24.com/wcc/r/1851630-1/C419A41DCC8FDA573D61EE2670B62F21

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call's completion – 11/8/2018 (13:00PM EST) to 12/8/2018 (23:59PM EST). To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID #3168756.

For more information, please contact:

Investor Relations:

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

E-mail: lars.lindqvist@neonode.com

About Neonode

Neonode Inc. (NASDAQ:NEON) develops, manufactures and sells advanced sensor modules based on the company's proprietary zForce AIR technology. Neonode zForce AIR Sensor Modules enable touch interaction, mid-air interaction and object sensing and are ideal for integration in a wide range of applications within the automotive, consumer electronics, medical, robotics and other markets. The company also develops and licenses user interfaces and optical interactive touch solutions based on its patented zForce CORE technology. To date, Neonode’s technology has been deployed in approximately 62 million products, including 3 million cars and 59 million consumer devices.

NEONODE, the NEONODE logo, ZFORCE and ZFORCE AIR are trademarks of Neonode Inc. registered in the United States and other countries. zFORCE CORE is a trademark of Neonode Inc.

For further information please visit www.neonode.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode's actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under "Risk Factors" and elsewhere in Neonode's public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today's date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2018	2017
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$2,689	$5,796
Accounts receivable and unbilled revenue, net	1,459	1,010
Projects in process	-	1
Inventory	1,258	1,154
Prepaid expenses and other current assets	1,596	1,836
Total current assets	7,002	9,797

Investment in joint venture	3	3
Property and equipment, net	2,660	3,327
Total assets	$9,665	$13,127

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$523	$509
Accrued payroll and employee benefits	862	1,081
Accrued expenses	180	177
Deferred revenues	224	1,248
Current portion of capital lease obligations	569	568
Total current liabilities	2,358	3,583

Capital lease obligations, net of current portion	1,275	1,681
Total liabilities	3,633	5,264

Commitments and contingencies

Stockholders’ equity:
Series B Preferred stock, 54,425 shares authorized with par value $0.001 per share; 83 shares issued and outstanding at September 30, 2018 and December 31, 2017. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 per share over the shares of common stock)	-	-
Common stock, 10,000,000 shares authorized with par value $0.001 per share; 5,859,414 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	6	6
Additional paid-in capital	192,891	192,861
Accumulated other comprehensive loss	(516)	(99)
Accumulated deficit	(184,629)	(183,745)
Total Neonode Inc. stockholders’ equity	7,752	9,023
Noncontrolling interests	(1,720)	(1,160)
Total stockholders’ equity	6,032	7,863
Total liabilities and stockholders’ equity	$9,665	$13,127

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenues:
License fees	$1,597	$2,072	$5,681	$6,158
Sensor module	39	211	176	634
Non-recurring engineering	287	22	317	174
Total revenues	1,923	2,305	6,174	6,966
Cost of revenues:
Sensor module	57	151	191	510
Non-recurring engineering	282	-	283	137
Total cost of revenues	339	151	474	647

Total gross margin	1,584	2,154	5,700	6,319

Operating expenses:
Research and development	1,113	1,668	3,993	4,283
Sales and marketing	446	743	1,472	2,158
General and administrative	959	1,154	3,209	3,365

Total operating expenses	2,518	3,565	8,674	9,806
Operating loss	(934)	(1,411)	(2,974)	(3,487)

Other expense:
Interest expense	12	24	39	59
Total other expense	12	24	39	59

Loss before provision for income taxes	(946)	(1,435)	(3,013)	(3,546)

(Benefits from) provision for income taxes	5	(24)	13	(71)
Net loss including noncontrolling interests	(951)	(1,411)	(3,026)	(3,475)
Less: Net loss attributable to noncontrolling interests	142	296	560	489
Net loss attributable to Neonode Inc.	$(809)	$(1,115)	$(2,466)	$(2,986)

Loss per common share:
Basic and diluted loss per share	$(0.14)	$(0.20)	$(0.42)	$(0.59)
Basic and diluted – weighted average number of common shares outstanding	5,859	5,517	5,859	5,096

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017

Net loss	$(951)	$(1,411)	$(3,026)	$(3,475)
Other comprehensive income (loss):
Foreign currency translation adjustments	13	83	(417)	205
Comprehensive loss	(938)	(1,328)	(3,443)	(3,270)
Less: Comprehensive loss attributable to noncontrolling interests	142	296	560	489
Comprehensive loss attributable to Neonode Inc.	$(796)	$(1,032)	$(2,883)	$(2,781)

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(3,026)	$(3,475)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	29	56
Depreciation and amortization	785	672

Changes in operating assets and liabilities:
Accounts receivable	866	933
Projects in process	1	(299)
Inventory	(198)	(1,222)
Prepaid expenses and other current assets	116	(52)
Accounts payable and accrued expenses	(91)	(675)
Deferred revenues	(757)	(629)
Net cash used in operating activities	(2,275)	(4,691)

Cash flows from investing activities:
Purchase of property and equipment	(184)	(643)
Net cash used in investing activities	(184)	(643)

Cash flows from financing activities:
Proceeds from issuance of common stock and warrants, net of offering costs	-	9,082
Proceeds from note payable	-	1,713
Payments on note payable	-	(1,713)
Principal payments on capital lease obligations	(413)	(301)
Net cash (used in) provided by financing activities	(413)	8,781

Effect of exchange rate changes on cash	(235)	(51)

Net increase (decrease) in cash	(3,107)	3,396
Cash at beginning of period	5,796	3,476
Cash at end of period	$2,689	$6,872

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$13	$15
Cash paid for interest	$39	$59

Supplemental disclosure of non-cash investing and financing activities
Purchase of equipment with capital lease obligations	$169	$1,287